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                                                                   EXHIBIT 10.32


WELLS FARGO BANK                                  REVOLVING LINE OF CREDIT NOTE
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$2,000,000.00

Oakland, California
August 14, 1996

  FOR VALUE RECEIVED, the undersigned AVIGEN, INC. ("Borrower~) promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at East Bay RCBO, One Kaiser Plaza Suite 850, Oakland, CA 94612, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in Immediately available funds, the principal sum of $2,000,000.00, or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST:

  (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rats per annum equal to the Prime Rate in effect from time to time~ The "Prime Rate" is a bass rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change Is announced within Bank.

  (b) Payment of Interest. Interest accrued on this Note shall be payable on the last day of each month, commencing September 30, 1996.

  (C) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear Interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

  (a) Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on September 30, 1997.

  (b) Advances. Advances hereunder, to the total amount of the principal sum available hereunder, may be made by the holder at the oral or written request of (i) GLENN BAUER, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

  (c) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.






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EVENTS OF DEFAULT:

The occurrence of any of the following shall constitute an "Event of Default" under this Note:

  (a) The failure to pay any principal, interest, fees or other charges when due hereunder or under any contract, instrument or document executed in connection with this Note.

(b) The filing of a petition by or against any Borrower, any guarantor of this Note or any general partner or

  (d) Any default in the payment or performance of any obligation, or any defined event of default, under any provisions of any contract, instrument or document pursuant to which any Borrower or Third Party Obligor has incurred any obligation for borrowed money, any purchase obligation, or any other lability of any kind to any person or entity, including the holder.

  (e) Any financial statement provided by any Borrower or Third Party Obligor to Bank proves to be incorrect, false or misleading in any material respect.

  (f) Any sale or transfer of all or a substantial or material part of the assets of any Borrower or Third Party Obligor other than in the ordinary course of its business.

  (9) Any violation or breach of any provision of, or any defined event of default under, any addendum to this Note or any loan agreement, guaranty, security agreement, deed of trust, mortgage or other document executed in connection with or securing this Note.

MISCELLANEOUS:

  (a) Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be Immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or Incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

  (b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

  (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the state of California.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

AVIGEN, INC.

By:  /s/ Glenn Bauer





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Title:  Controller
By:  /s/ Thomas J. Paulson
Title:  VP Finance







































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WELLS FARGO BANK                               CORPORATE RESOLUTION:  BORROWING
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TO: WELLS FARGO BANK, NATIONAL ASSOCIATION

  RESOLVED: That this corporation, AVIGEN, INC., proposes to obtain credit from time to time, or has obtained credit from Wells Fargo Bank, National Association ('Bank").

BE IT FURTHER RESOLVED, that any one of the following officers:

together with any one of the following officers:

of this corporation be and they are hereby authorized and empowered for and on behalf of and in the name of this corporation and as its corporate act and deed:

  (a) To borrow money from Bank and to assume any liabilities of any other person or entity to Bank, in such form and on such terms and conditions as shall be agreed upon by those authorized above and Bank, and to sign and deliver such promissory notes and other evidences of indebtedness for money borrowed or advanced and/or for indebtedness assumed as Bank shall require; such promissory notes or other evidences of indebtedness may provide that advances be requested by telephone communication and by any officer, employee or agent of this corporation so long as the advances are deposited into any deposit account of this corporation with Bank, this corporation shall be bound to Bank by, and Bank may rely upon, any communication or act, including telephone communications, purporting to be done by any officer, employee or agent of this corporation provided that Bank believes, in good faith, that the same is done by such person.

  (b) To contract for the issuance by Bank of letters of credit, to discount with Bank notes, acceptances and evidences of indebtedness payable to or due this corporation, to endorse the same and execute such contracts and instruments for repayment thereof to Bank as Bank shall require, and to enter into foreign exchange transactions with or through Bank.

  (c) To mortgage, encumber, pledge, convey, grant, assign or otherwise transfer all or any part of this corporation's real or personal property for the purpose of securing the payment of any of the promissory notes, contracts, instruments and other evidences of indebtedness authorized hereby, and to execute and deliver to Bank such deeds of trust, mortgages, pledge agreements and/or other security agreements as Bank shall require.

  (d) To perform all acts and to execute and deliver all documents described above and all other contracts and instruments which Bank deems necessary or convenient to accomplish the purposes of this resolution and/or to perfect or continue the rights, remedies and security interests to be given to Bank hereunder, including without limitation, any modifications, renewals and/or extensions of any of this corporation's obligations to Bank, however evidenced; provided that the aggregate principal amount of all sums borrowed and credits established pursuant to this resolution shall not at any time exceed the sum of $2,000.000.00 outstanding and unpaid.

  Loans made pursuant to a special resolution and loans made by offices of Bank other than the office to which this resolution is delivered shall be in addition to foregoing limitation.

BE IT FURTHER RESOLVED, that the authority hereby conferred is in addition to that conferred by any other resolution heretofore or hereafter delivered to Bank and shall continue in full force and effect until Bank shall have received notice in writing, certified by the Secretary of this corporation, of the revocation hereof by a resolution duly adopted by the Board of Directors of this corporation. Any such revocation shall be effective only as to credit which is extended or committed by Bank, or actions which are taken by this corporation pursuant to the resolutions contained herein, subsequent to Bank's receipt of such notice. The authority hereby conferred shall be deemed retroactive, and any and all acts-authorized herein which were performed prior to the passage of this resolution are hereby approved and ratified.





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                                 CERTIFICATION

  1, /s/ Thomas J. Paulson, Secretary of AVIGEN, INC., a corporation created and existing under the laws of the state of CALIFORNIA, do hereby certify and declare that the foregoing is a full, true and correct copy of the resolutions duly passed and adopted by the Board of Directors of said corporation, by written consent of all Directors of said corporation or at a meeting of said Board duly and regularly called, noticed and held on November 22, 1996, at which meeting a quorum of the Board of Directors was present and voted in favor of said resolutions; that said resolutions are now in full force and effect; that there is no provision in the Articles of Incorporation or Bylaws of said corporation, or any shareholder agreement, limiting the power of the Board of Directors of said corporation to pass the foregoing resolutions and that such resolutions are in conformity with the provisions of such Articles of Incorporation and Bylaws; and that no approval by the shareholders of, or of the outstanding shares of, said corporation is required with respect to the matters which are the subject of the foregoing resolutions.

  IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the corporate seal of said corporation as of November 22, 1996.

/s/ Thomas J. Paulson
Secretary of Avigen Inc., a corporation


(Seal)




















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